EXHIBIT 3.1.2


ROSS MILER
SECRETARY OF STATE
204 NORTH CARSON STREET, SUITE 1
CARSON CITY, NEVADA 89701-4299
(775) 684 5708
WEBSITE: WWW.NVSOS.GOV


                         CERTIFICATE OF CHANGE PURSUANT
                                  TO NRS 78.209
               CERTIFICATE OF CHANGE FILED PURSUANT TO NRS 78.209
                         FOR NEVADA PROFIT CORPORATIONS


1.   NAME OF CORPORATION:

     Barricode, Inc.

2. THE BOARD OF DIRECTORS HAVE ADOPTED A RESOLUTION PURSUANT TO NRS 78.207 AND HAVE OBTAINED ANY REQUIRED APPROVAL OF THE STOCKHOLDERS.

3. THE CURRENT NUMBER OF AUTHORIZED SHARES AND THE PAR VALUE, IF ANY, OF EACH CLASS OR SERIES, IF ANY, OF SHARES BEFORE THE CHANGE:

     75,000,000 shares of common stock, par value $.001 per share

4. THE NUMBER OF AUTHORIZED SHARES AND THE PAR VALUE, IF ANY, OF EACH CLASS OR SERIES, IF ANY, OF SHARES AFTER THE CHANGE:

     75,000,000 shares of common stock, par value $.001 per share

5. THE NUMBER OF SHARES OF EACH AFFECTED CLASS OR SERIES, IF ANY, TO BE ISSUED AFTER THE CHANGE IN EXCHANGE FOR EACH ISSUED SHARE OF THE SAME CLASS OR
     SERIES:

     Two shares of common stock shall be issued after the change in exchange for each share of common stock issued.

6. THE PROVISIONS, IF ANY, FOR THE ISSUANCE OF FRACTIONAL SHARES, OR FOR THE PAYMENT OF MONEY OR THE ISSUANCE OF SCRIP TO STOCKHOLDERS OTHERWISE ENTITLED TO A FRACTION OF A SHARE AND THE PERCENTAGE OF OUTSTANDING SHARES AFFECTED THEREBY:

     Fractional shares shall be rounded up to the nearest whole share.

7.   EFFECTIVE DATE OF FILING (OPTIONAL):

     March 5, 2009

     (must not be later than 90 days after the certificate is filed)

8. OFFICER SIGNATURE: /s/ THOMAS DELANEY, President
                          ______________
                            Signature       Title